UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 21, 2025

(Exact name of registrant as specified in its charter)

Delaware	001-13695	16-1213679
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5790 Widewaters Parkway, DeWitt, New York	13214
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (315) 445-2282

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.00 par value per share	CBU	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On July 21, 2025, Jeffrey M. Levy notified Community Financial System, Inc. (the “Company”) of his intention to retire from his position as Senior Vice President (“SVP”) and Chief Banking Officer of Community Bank, N.A. (the “Bank”), the Company’s wholly owned subsidiary, effective as of December 31, 2025.

Mr. Levy has served as the Bank’s SVP and Chief Banking Officer since January 1, 2024. Prior to his appointment as Chief Banking Officer, he served in several important roles in the Bank, including serving as the President, Commercial Banking, and the Regional President of Capital Region of New York. Mr. Levy has played an important part in Company’s success over the last seven years, in particular with the growth of its commercial lending business and its expansion across the Capital Region. The Company extends its gratitude to him for his years of service and contributions to the Company and the Bank.

The Company has selected Matthew Durkee, the Bank’s President, Commercial Banking, as Mr. Levy’s successor. Mr. Durkee will assume his new role on January 1, 2026. Mr. Durkee joined the Bank in January 2022 as the Bank’s President of the New England Region and was appointed as the President, Commercial Banking in January 2024, when Mr. Levy assumed the position of Chief Banking Officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Community Financial System, Inc.

By:	/s/ Michael N. Abdo
Name: Michael N. Abdo
Title: Executive Vice President and General Counsel

Dated: July 23, 2025